Exhibit (e)(4)

SCHEDULE I

AMENDED AND RESTATED DISTRIBUTION AGREEMENT

Revised May 1, 2014

Listed below are current series of the Trust. All series, except as noted, offer Initial Class shares and Service Class shares. Transamerica WMC Diversified Growth II VP currently only offers Initial Class shares. Transamerica Legg Mason Dynamic Allocation – Balanced VP, Transamerica Legg Mason Dynamic Allocation – Growth VP, Transamerica Madison Balanced Allocation VP, Transamerica Madison Conservative Allocation VP, Transamerica Madison Diversified Income VP, Transamerica Madison Large Cap Growth VP, Transamerica Madison Moderate Growth Allocation VP, Transamerica Market Participation Strategy VP and Transamerica ProFund UltraBear VP currently only offer Service Class shares.

Transamerica Aegon Active Asset Allocation - Conservative VP
Transamerica Aegon Active Asset Allocation - Moderate Growth VP
Transamerica Aegon Active Asset Allocation - Moderate VP
Transamerica Aegon High Yield Bond VP
Transamerica Aegon Money Market VP
Transamerica Aegon U.S. Government Securities VP
Transamerica AllianceBernstein Dynamic Allocation VP
Transamerica Asset Allocation – Conservative VP
Transamerica Asset Allocation – Growth VP
Transamerica Asset Allocation – Moderate VP
Transamerica Asset Allocation - Moderate Growth VP
Transamerica Barrow Hanley Dividend Focused VP
Transamerica BlackRock Global Allocation VP
Transamerica BlackRock Tactical Allocation VP

Transamerica Clarion Global Real Estate Securities VP

Transamerica International Moderate Growth VP
Transamerica Janus Balanced VP
Transamerica Jennison Growth VP
Transamerica JPMorgan Core Bond VP
Transamerica JPMorgan Enhanced Index VP
Transamerica JPMorgan Mid Cap Value VP
Transamerica JPMorgan Tactical Allocation VP
Transamerica Legg Mason Dynamic Allocation – Balanced VP
Transamerica Legg Mason Dynamic Allocation – Growth VP
Transamerica Madison Balanced Allocation VP
Transamerica Madison Conservative Allocation VP
Transamerica Madison Diversified Income VP
Transamerica Market Participation Strategy VP
Transamerica MFS International Equity VP
Transamerica Morgan Stanley Capital Growth VP
Transamerica Morgan Stanley Mid-Cap Growth VP
Transamerica Multi-Managed Balanced VP
Transamerica Multi-Manager Alternative Strategies VP
Transamerica PIMCO Real Return TIPS VP
Transamerica PIMCO Tactical – Balanced VP
Transamerica PIMCO Tactical – Conservative VP
Transamerica PIMCO Real Return TIPS VP
Transamerica PIMCO Total Return VP

Transamerica ProFund UltraBear VP
Transamerica Systematic Small/Mid Cap Value VP
Transamerica T. Rowe Price Small Cap VP
Transamerica Torray Concentrated Growth VP
Transamerica TS&W International Equity VP
Transamerica Vanguard ETF Portfolio – Aggressive Growth VP
Transamerica Vanguard ETF Portfolio – Balanced VP
Transamerica Vanguard ETF Portfolio – Conservative VP
Transamerica Vanguard ETF Portfolio – Growth VP

Transamerica Voya Balanced Allocation VP
Transamerica Voya Conservative Allocation VP
Transamerica Voya Intermediate Bond VP
Transamerica Voya Large Cap Growth VP
Transamerica Voya Limited Maturity Bond VP
Transamerica Voya Mid Cap Opportunities VP
Transamerica Voya Moderate Growth Allocation VP
Transamerica WMC Diversified Growth VP
Transamerica WMC Diversified Growth II VP